Exhibit 10.1

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the 24th day of September 2015 between ECHO THERAPEUTICS, INC., a Delaware corporation with a principal place of business at 99 Wood Avenue South, Iselin, New Jersey 08830 (the “Company”), and ______________________ with a principal place of business at _____________ (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company desires to sell and the Subscriber desires to purchase shares of Series F Convertible Preferred Stock of the Company (“Preferred Stock”), upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.           SUBSCRIPTION FOR PREFERRED STOCK AND REPRESENTATIONS
BY SUBSCRIBER

1.1           Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company and the Company agrees to sell to the Subscriber, shares of Preferred Stock for an aggregate purchase price of $________(the “Purchase Price”).  The number of shares of Preferred Stock to be issued to Subscriber shall be equal to the Purchase Price divided by the lesser of (i) the closing bid price of the Company’s shares of common stock (the “Common Stock”) immediately preceding the execution of this Agreement, or (ii) $1.50, provided that the Preferred Stock will not be convertible if the conversion would result in the holder beneficially owning more than 9.9% of the then outstanding shares of the Company, unless stockholder approval has been obtained for the issuance of the shares of Common Stock issuable upon conversion of the Preferred Stock in accordance with Nasdaq rules.  The Purchase Price is payable by check or wire transfer to the order of “Echo Therapeutics, Inc.” and is tendered herewith.  Upon receipt of the Purchase Price, the Company shall tender to the Subscriber certificates representing the Preferred Stock being subscribed for hereunder in the name of the Subscriber. The form of certificate of designation for the Preferred Stock is attached as Exhibit A hereto.

1.2           In connection with the purchase of Preferred Stock, the Company shall issue to Subscriber one warrant for every share of Preferred Stock (the “Warrants” and collectively with the Preferred Stock, the “Securities”) acquired hereunder. The Warrants, in the form of which is attached hereto as Exhibit B, shall expire in five years from the date of issuance and with a $3.00 per share exercise price. The Warrants will not be exercisable if the exercise would result in the holder beneficially owning more than 9.9% of the then outstanding shares of the Company, unless stockholder approval has been obtained for the issuance of the shares of Common Stock issuable upon exercise of the Warrants. The Warrants also contain customary provisions as well as an additional restriction on their exercise such that Subscriber shall be able to exercise the Warrants only to the extent such exercise would not result in Subscriber owning more than 9.9% of the then outstanding shares of Common Stock of the Company.

1.3           The Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (“Securities Act”).

1.4           The Subscriber represents that Subscriber (i) is knowledgeable and experienced with respect to the financial, tax and business aspects of the ownership of the Securities and of the business contemplated by the Company and is capable of evaluating the risks and merits of receiving the Securities and, in making a decision to proceed with this Agreement, has not relied upon any representations, warranties or agreements, other than those set forth in this Agreement, and (ii) can bear the economic risk of holding the Securities for an indefinite period of time, and can afford to suffer the complete loss thereof.

1.5           The Subscriber acknowledges that Subscriber is able to bear the economic risk of this investment.  In making this statement, consideration has been given as to whether the Subscriber could afford to hold Subscriber’s investment in the Company for an indefinite period of time and, whether, at this time, Subscriber could afford a complete loss of its investment.  Specifically, the Subscriber hereby acknowledges, agrees and is aware that there are substantial risks incidental to receiving the Securities, including, without limitation, that: there is no assurance that the Company will be able to raise the substantial additional funds that will be required to finance its operations; there can be no assurance that the Company can enter into important strategic relationships or properly market its products; competition may become intense; and there is no public market for any of the Securities.

1.6           The Subscriber is acquiring the Securities for Subscriber’s own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the Securities Act; and Subscriber has no intention of making any distribution, within the meaning of the Securities Act, of the Securities except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom.

1.7           The Subscriber will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Securities unless registered under the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not requiring registration under the Securities Act.

1.8           The Subscriber understands that the Securities are being offered and sold to Subscriber in reliance on one or more exemptions from the registration requirements under the Securities Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein, in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire or receive an offer to acquire the Securities.

1.9           The Subscriber has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and this Agreement has been duly and validly authorized, duly executed and delivered by Subscriber and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Subscriber enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

II.           REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to the Subscriber as follows:

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to conduct the business which it proposes to conduct.

(b)           The Preferred Stock has been duly authorized and when issued against payment of the Purchase Price will be duly and validly issued, fully-paid and non-assessable.  The shares of Common Stock issuable upon (i) conversion of the Preferred Stock and/or (ii) exercise of the Warrants, when issued, will be duly and validly issued, fully paid and non-assessable.

III.           ADDITIONAL RIGHTS

3.1           Subject to and upon compliance with the provisions of this Agreement, in further consideration of the purchase of the Securities, the Subscriber shall have the right, at the Subscriber’s option, at any time on or before the one year anniversary of the date hereof, to convert all or any part of the shares of Preferred Stock and warrants purchased pursuant to this Agreement, into the securities (the “New Securities”) issued and sold pursuant to any future financing by the Company or its affiliates which, in a single transaction or a series of related transactions, yields gross proceeds to the Company of at least Two Million Dollars ($2,000,000) in the aggregate (the “Next Round Financing”).  The issuance of such New Securities upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Round Financing.  In no event shall the Subscriber be entitled to exercise its right of conversion pursuant to this Section 3.1, if such conversion would result in the holder beneficially owning more than 9.9% of the then outstanding shares of Common Stock of the Company, unless stockholder approval has been obtained in accordance with Nasdaq rules.

3.2           For a period or two years after the date hereof, Subscriber shall have the right to participate in all financings of the Company such that they maintain their then current ownership percentage in the Company on a fully-diluted basis provide that any such participation does not result in the holder beneficially owning more than 9.9% of the then outstanding shares of Common Stock of the Company, unless stockholder approval has been obtained in accordance with Nasdaq rules.

IV.           MISCELLANEOUS

4.1           Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or by overnight delivery, addressed to the Company or the Subscriber, as the case may be, at the address indicated on the first page of this Agreement.  Notices shall be deemed to have been given on the date of mailing or delivery, except notices of change of address, which shall be deemed to have been given when received.

4.2           This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged.

4.3           This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.4           This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New Jersey.

4.5           This Agreement may be executed in counterparts.

4.6           For purposes of this Agreement, pronouns shall be deemed to refer to whatever gender and number the identity of the person or entities involved may require, and words in the singular shall be construed as though in the plural, or in the plural as though in the singular, wherever the context so admits.

[signature page immediately follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ECHO THERAPEUTICS, INC.

By:_____________________________ Name: Title:

By:_____________________________ Name: Title:

By:_____________________________ Name: Title: